Exhibit 99.1

Kadmon Provides Business Update and Reports Second Quarter 2018 Financial Results

NEW YORK, August 9, 2018 – Kadmon Holdings, Inc. (NYSE: KDMN) today provided a business update and reported financial and operational results for the second quarter of 2018.

“Kadmon continues to build momentum in 2018 toward additional key milestones, including the planned initiation of our pivotal trial in cGVHD in September 2018,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “Our recent financing, led by top-tier institutional investors, supports our continued clinical development of KD025 as well as the advancement of our ROCK inhibitor platform to treat fibrotic and inflammatory diseases.”

Clinical Updates

KD025 – Anticipated 2018 Milestones

•	Initiate open-label, pivotal Phase 2 clinical trial in chronic graft-versus-host disease (cGVHD)
•	Submit updated results from ongoing open-label, dose-finding Phase 2 clinical trial in cGVHD for presentation at upcoming medical conferences
•	Initiate Phase 2 clinical trial in scleroderma (systemic sclerosis)

Additional Clinical Updates

Enrollment continues in the Company’s Phase 2 clinical trials of KD025 in idiopathic pulmonary fibrosis and of tesevatinib in autosomal dominant polycystic kidney disease, and the Phase 1 clinical trial of tesevatinib in autosomal recessive polycystic kidney disease.  Kadmon is also continuing dialogue with the FDA regarding its review and potential approval of KD034, the Company’s generic trientine hydrochloride formulation for the treatment of Wilson’s disease.

Financial Results

Second Quarter 2018 Results

Loss from operations for the three and six months ended June 30, 2018 was $18.8 million and $36.8 million, respectively,  compared to $17.6 million and $31.6 million for the respective periods in 2017.

Revenue was $0.4 million and $0.8 million for the three and six months ended June 30, 2018,  compared to $3.0 million and $8.5 million for the respective periods in 2017.  The Company does not rely on the revenue generated from its commercial operations; however, the Company leverages its commercial infrastructure to support the development of its clinical-stage product candidates by providing quality assurance, compliance, regulatory and pharmacovigilance capabilities, among others.

Research and development (R&D) expenses were $10.2 million and $20.0 million for the three and six months ended June 30, 2018,  compared to $10.1 million and $18.5 million for the respective periods in 2017.

Selling, general and administrative (SG&A) expenses were $8.8 million and $17.1 million for the three and six months ended June 30, 2018,  compared to $9.9 million and $20.0 million for the respective periods in 2017. The decrease in SG&A expenses is primarily related to a decrease in share-based compensation of $1.4 million and $2.8 million, respectively.

The Company recorded an unrealized gain of $40.5 million for the three and six months ended June 30, 2018 related to the fair value of the Company’s common stock ownership of MeiraGTx Holdings plc (“MeiraGTx”). On June 12, 2018, MeiraGTx completed its initial public offering (“IPO”) and upon completion of the IPO, the Company maintained a 13.0% ownership in MeiraGTx common stock. As the Company’s investment in MeiraGTx now has a readily determinable market value, the investment is recorded at fair value.

Liquidity and Capital Resources

As of June 30, 2018, Kadmon’s cash and cash equivalents totaled $131.5 million, compared to $67.5 million as of December 31, 2017.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on the date hereof. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Net sales	$161	$1,698	$435	$4,034
License and other revenue	198	1,259	357	4,489
Total revenue	359	2,957	792	8,523
Cost of sales	103	266	302	833
Write-down of inventory	98	373	245	743
Gross profit	158	2,318	245	6,947
Operating expenses:
Research and development	10,178	10,056	19,958	18,503
Selling, general and administrative	8,812	9,902	17,062	20,020
Total operating expenses	18,990	19,958	37,020	38,523
Loss from operations	(18,832)	(17,640)	(36,775)	(31,576)
Total other expense (income)	(39,775)	4,674	(37,277)	7,989
Income tax expense (benefit)	(562)	—	(562)	316
Net income (loss)	$21,505	$(22,314)	$1,064	$(39,881)
Deemed dividend on convertible preferred stock	491	469	981	938
Net income (loss) attributable to common stockholders	$21,014	$(22,783)	$83	$(40,819)

Basic net income (loss) per share of common stock	$0.25	$(0.44)	$0.00	$(0.83)
Diluted net income (loss) per share of common stock	$0.24	$(0.44)	$0.00	$(0.83)

Weighted average basic shares of common stock outstanding	85,004,107	51,846,521	81,844,677	49,191,727
Weighted average diluted shares of common stock outstanding	90,164,248	51,846,521	82,216,399	49,191,727

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2018	2017
	(unaudited)

Cash and cash equivalents	$131,470	$67,517
Other current assets	2,812	2,496
Investment, equity securities	40,508	—
Other noncurrent assets	12,233	13,539
Total assets	$187,023	$83,552

Current liabilities	43,386	56,644
Other long term liabilities	4,789	25,150
Total liabilities	48,175	81,794
Total stockholders’ equity	138,848	1,758
Total liabilities and stockholders’ equity	$187,023	$83,552

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com